EXHIBIT 99.1

Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	CCG Investor Relations
Chief Financial Officer	Mr. Athan Dounis, Account Manager
TechPrecision Corporation	Phone: 1-646-213-1916
Tel: 1-610-246-2116	Email: athan.dounis@ccgir.com
Email: Fitzgeraldr@techprecision.com	Mr. Crocker Coulson, President
www.techprecision.com	Phone: 1-646-213-1915
Email: crocker.coulson@ccgir.com
Website: www.ccgir.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Creates Wholly Owned China-Based Subsidiary to Address Growing Demand for
Solar and Nuclear Energy Manufacturing in Asia

Receives $2.9 Million in Initial Purchase Orders to Meet Asia Demand Locally; Will Leverage Ranor’s Precision
Machining Capability And Provide Local Machining and Distribution for Asia Region

Westminster, MA – November 4, 2010 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), a leading manufacturer of large-scale, high-precision machined metal fabrications with customers in the alternative energy, medical, nuclear, defense, aerospace and other commercial industries, today announced that it is completing the formation of a wholly foreign owned enterprise (WFOE), Wuxi Critical Mechanical Components Co., Ltd., to meet the growing demand for local manufacture and machining of components for a large customer in the Solar Energy industry.

The formation of this WFOE was made in consultation with a current TechPrecision customer, and is based on the significant growth in demand for Solar and Nuclear Energy components in Asia, and especially China. This customer provided TechPrecision with a conditional $2.9 million in initial purchase orders for components, which will include materials transferred from Ranor to Wuxi Critical Mechanical Components Co., Ltd. to be machined in China and delivered to the customer. TechPrecision anticipates a significant increase in business with multiple customers as a result of this arrangement. The conditional order is based upon Wuxi Critical Mechanical Components Co., Ltd. producing an initial successful product by the end of the year.

“Demand for solar, nuclear and industrial components is growing globally, but this demand is increasing most in Asia and especially China,” said Mr. James Molinaro, CEO of TechPrecision Corporation. “Already, 80% of poly silicon panels and many nuclear reactors are scheduled to be built in China, and our customers indicated interest in expanding business with TechPrecision if we could support them locally in Asia. We moved quickly to meet this demand, resulting in an immediate purchase order and the expectation of a larger relationship in the coming months. Toward this end, we are discussing the possibility of creating additional cooperative agreements involving the manufacturer of high-precision machined metal fabrications in China.”

“In addition, we can leverage the expertise at our Ranor facility to address future demands within Asia,” Mr. Molinaro continued. “By adding capability to the TechPrecision organization, we believe we can exploit synergies both in the U.S. and China to grow the business of both subsidiaries. We see this as a win-win scenario, both for TechPrecision and its customers and we are excited to add this second platform as we grow our business.”

About TechPrecision Corporation

TechPrecision Corporation, through its wholly-owned subsidiary Ranor, Inc., manufactures metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy, medical, nuclear, defense, industrial, and aerospace to name a few. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing.  To learn more about the Company, please visit the corporate website at http://www.techprecision.com.  Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.